     As filed with the Securities and Exchange Commission on April 30, 1997

                                          Registration No. 33-__________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  COAST BANCORP
--------------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

               California                              77-0401327
--------------------------------------------------------------------------------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

           740 Front Street, Suite 240, Santa Cruz, California  95060
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

                                  COAST BANCORP
                   1995 AMENDED AND RESTATED STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Bruce H. Kendall
                Senior Vice President and Chief Financial Officer
                                  Coast Bancorp
                           740 Front Street, Suite 240
                          Santa Cruz, California  95060
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (408) 458-4501
--------------------------------------------------------------------------------
          (Telephone number, including area code of agent for service)

      The Commission is requested to send copies of all communications to:
                              David J. Block, Esq.
             Leland, Parachini, Steinberg, Matzger & Melnick, L.L.P.
                          333 Market Street, 27th Floor
                         San Francisco, California 94105
                           Telephone:  (415) 957-1800

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------

   TITLE OF                                               PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES TO                    AMOUNT TO BE          OFFERING PRICE           AGGREGATE                REGISTRATION
   BE REGISTERED                    REGISTERED(1)         PER SHARE(2)             OFFERING PRICE(3)        FEE


---------------------------------------------------------------------------------------------------------------------------
   Common Stock, no par value         400,000                $22.125                $8,850,000.00           $2,681.82
--------------------------------------------------------------------------------------------------------------------------

(1) The number of shares to be registered is subject to further increase pursuant to the adjustment provisions of the 1995 Amended and Restated Stock Option Plan.

(2) Computed pursuant to Rule 457(h) based upon the average of the bid and asked prices on April 28, 1997.

(3) Where "Affiliate" is not capitalized, the term has the meaning set forth in the rules and regulations.

                                TABLE OF CONTENTS



                                                                        PAGE
                                                                        ----

GENERAL PLAN INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     AMENDMENTS AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 3

SECURITIES TO BE OFFERED . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     ADJUSTMENT OF AND CHANGES IN THE SHARES . . . . . . . . . . . . . . . . . 3

PARTICIPANTS IN THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR
     SECURITIES OFFERED. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     IN GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     TERMINATION OF EMPLOYMENT, OR STATUS AS A DIRECTOR OR OFFICER . . . . . . 6
     DEATH OR DISABILITY OF OPTIONEE . . . . . . . . . . . . . . . . . . . . . 6

RESTRICTIONS ON RESALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

TAX EFFECTS OF PLAN PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . 7
     NONSTATUTORY STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . 7
     INCENTIVE STOCK OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . 8

ASSIGNMENT OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

REGISTRATION INFORMATION AND ANNUAL PLAN INFORMATION . . . . . . . . . . . . . 9

                                  COAST BANCORP
                           740 Front Street, Suite 240
                          Santa Cruz, California  95060
                                 (408) 458-4501

                          ----------------------------

                                  Common Stock
                                 (No Par Value)

                   1995 AMENDED AND RESTATED STOCK OPTION PLAN

     This Prospectus relates to 400,000 shares of no par value Common Stock of Coast Bancorp (the "Company") issuable upon the exercise of options under the 1995 Amended and Restated Stock Option Plan (the "Plan") of the Company to eligible directors, employees and officers of the Company and Affiliates(4) of the Company.

    Except for shares owned by directors and officers of the Company and any other persons who become "affiliates"(5) of the Company by virtue of the number of shares owned, the shares will be freely transferable immediately upon issuance and will not be subject to any specific transfer restrictions. Directors and officers of the Company and other affiliates may offer and sell securities purchased under the Plan only in transactions registered or exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"). This Prospectus does not meet the 1933 Act registration requirements for resales of shares acquired under the Plan by affiliates of the Company; accordingly, this Prospectus cannot be used for the resale of shares acquired through the Plan by those persons.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


----------------
(4) The capitalized term "Affiliate" has the specific meaning set forth in the Plan. See "DESCRIPTION OF THE PLAN - Purpose."

(5) Where "Affiliate" is not capitalized, the term has the meaning set forth in the rules and regulations under the Securities Act of 1933, as amended.

                The date of this Prospectus is April 30, 1997.

                            GENERAL PLAN INFORMATION

INTRODUCTION

     The Company is offering for sale up to 400,000 shares of its no par value common stock (the "Common Stock") in accordance with the terms and conditions of the Company's 1995 Amended and Restated Stock Option Plan (the "Plan"). Participants may obtain additional information about the Plan and its administration by contacting the Company at 740 Front Street, Suite 240, Santa Cruz, California 95060. Telephone: (408) 458-4501.

     The Plan was adopted by the Board of Directors of the Company on February 22, 1995, and was approved by the shareholders at the Company's 1995 Annual Meeting of Shareholders on May 16, 1995. The amendment and restatement of the Plan was approved by the Board of Directors of the Company on April 23, 1997. The amendment and restatement of the Plan did not require shareholder approval. The Plan will expire on February 22, 2005, or ten years from its adoption by the Company's Board of Directors, unless terminated earlier by the Board of Directors, or a committee of the Board of Directors appointed to administer the Plan.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

PURPOSE

     The purpose of the Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of Common Stock of the Company by those directors, officers and employees of the Company and its Affiliates who share in the responsibility for the Company's future growth and success. The word "Affiliate" as used in the Plan means any bank or corporation in an unbroken chain of banks or corporations beginning or ending with the Company, if at anytime each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or banks in the chain.

ADMINISTRATION

     The Plan provides for administration by a committee of the Board of Directors (the "Committee"), composed of not less than two (2) directors. Each member of the Committee must qualify as a "Non-Employee Director", as defined in the regulations of the Securities and Exchange Commission ("SEC") promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All members of the Company's Stock Option Committee qualify as a "Non-Employee Director" under SEC regulation 16b-3. The seven members of the Committee, are all of the directors of the Company excluding the two directors who are also employees of the Company. The Committee has the power to make all determinations necessary or advisable for the administration of the Plan including, but not limited to, determining which persons meet the requirements for selection as participants within the framework of the Plan and establishing the terms and conditions of options granted. The members of the Committee serve at the pleasure of the Board of Directors.

AMENDMENTS AND TERMINATION

     The Board of Directors has complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors will not, without the approval of the shareholders of the Company: (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of securities which may be issued under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan. In addition, the provisions of the Plan governing the terms and conditions under which options may be granted may not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the rules thereunder. Except as provided in the section on "Adjustment of and Changes in the Shares" herein, no termination, modification or amendment may adversely affect any option previously granted under the Plan without the consent of the optionee.

                            SECURITIES TO BE OFFERED

     The Board of Directors has approved the reservation of 400,000 of the authorized but unissued shares of Common Stock of the Company for issuance under the Plan. The Articles of Incorporation of the Company authorize Twenty Million (20,000,000) shares of Common Stock, of which 2,209,659 shares were issued and outstanding on March 21, 1997.

     In addition, as is discussed in detail below, the shares reserved for issuance under the Plan may also be adjusted to reflect other events affecting the outstanding shares of Common Stock, such as a stock split or a change in or exchange of the shares of stock or other securities of the Company, whether by reason of reorganization, merger, reclassification of shares or otherwise.

ADJUSTMENT OF AND CHANGES IN THE SHARES

     The Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or covered by options granted to an optionee to protect against dilution in the event of certain changes in the Company's capitalization, such as a stock split or dividend.

     In the event of sale, dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation, the Committee shall have the power to cause the immediate termination of every option outstanding under the Plan prior to the consummation of such proposed action. In the event of a merger or consolidation in which the Company is not the surviving or resulting corporation (other than a merger or consolidation solely for the purpose of charter migration), every option outstanding under the Plan shall be assumed on its terms and conditions, both as to the number of shares and otherwise, by the surviving or resulting corporation or a parent or subsidiary of the surviving or resulting corporation; provided, however that if the surviving or resulting corporation does not provide for such assumption or substitution of equivalent options, the optionee shall have the right immediately prior to such merger or consolidation to notification thereof as soon as practicable and, thereafter, to exercise the optionee's option to purchase the shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of the Plan. This right of exercise is conditioned upon the execution of a final plan of dissolution or liquidation or a definitive agreement of merger or consolidation.

     The grant of an option pursuant to the Plan will not, however, affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                            PARTICIPANTS IN THE PLAN

     Options may be granted pursuant to the Plan to full-time employees and officers of the Company and its Affiliates and to non-employee directors of the Company. Incentive stock options may only be granted to full-time salaried employees of the Company and its Affiliates. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during a calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. Any option not qualifying hereunder will be a nonstatutory stock option.

     Non-employee directors of the Company were granted options for 2,000 shares of Common Stock upon adoption of the Plan and shall be granted options for an additional 2,000 shares each year on the anniversary of the date of grant up to a maximum of 10,000 shares. The grant of shares in any calendar year for service as a non-employee director in the previous calendar year shall be defined as an "Annual Grant."

             PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT
                             FOR SECURITIES OFFERED

IN GENERAL

     Each optionee will enter into a stock option agreement with the Company, which agreement will state the number and purchase price of the shares subject to the option.

     No option may be exercised by any optionee unless and until the optionee has served continuously as a director or full-time officer or employee for a period of six (6) months from the date of grant of such option (the "Vesting Period"), except as otherwise provided below. See "Termination of Employment, or Status as a Director or Officer," "Death or Disability of Optionee" and "Adjustment of and Changes in the Shares," herein. Options granted to non-employee directors shall be exercisable upon the expiration of six (6) months from the date of grant. All other options granted pursuant to the Plan shall vest in such manner as determined by resolution of the Stock Option Committee at the rate of at least twenty percent (20%) per year up to but not exceeding five (5) years from the date the option is granted; provided, however, that the Committee may, in its sole discretion, accelerate the time of exercise of any option. If an incentive stock option is granted to an optionee who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its affiliates, such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted. Each option may be exercised for a period not exceeding ten (10) years from the date of grant subject to the vesting provisions herein and to a determination of the Committee that an option may expire in such lesser period of time as they may determine in their sole discretion.

     The purchase price under each option will be not less than 100% of the fair market value of the shares of Common Stock subject thereto on the date said option is granted and must be paid in full at the time the option is exercised by cash, certified check, official bank check, or the equivalent thereof; or by shares of Common Stock with a fair market value as of the date of exercise equal to the purchase price; or by shares of Common Stock with a fair market value as of the date of exercise less than the full amount of the purchase price plus cash, certified check, official bank check or the equivalent thereof equal to the remaining amount of the purchase price. If, however, an optionee who has been granted an incentive stock option owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and its affiliates, the option price of any option granted to the optionee may not be less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock subject thereto on the date the option is granted. The fair market value of the shares of Common Stock subject to options may be determined by the Committee using any reasonable valuation method.

TERMINATION OF EMPLOYMENT, OR STATUS AS A DIRECTOR OR OFFICER

     If an optionee ceases to be an employee, director or officer of the Company for any reason other than his or her death or disability or cause, the optionee's right to exercise options to the extent such options were exercisable by the optionee on the date of such termination will terminate within three (3) months and one (1) day following such termination, provided the date of exercise is in no event after the expiration of the term of the option.

     If any optionee is removed for cause as defined in the Plan his or her right to exercise any option previously granted pursuant to the Plan will cease immediately.

DEATH OR DISABILITY OF OPTIONEE

     If an optionee's employment or status as an officer or director is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of mental disability) or the optionee's estate (in the event of death) may exercise any option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability within twelve (12) months following the date of such death or disability, provided the actual date of exercise is in no event after the expiration of the term of the option.

                             RESTRICTIONS ON RESALE

     Shares owned by the directors and certain officers of the Company and its subsidiaries, as affiliates of the Company, are subject to restrictions on transfer and resale. Directors, certain officers and other affiliates of the Company may offer and sell securities purchased under the Plan only in transactions registered under or exempt from the registration requirements of the 1993 Act.

     The Common Stock of the Company is registered under the 1934 Act. Accordingly, every officer, director and beneficial owner of more than ten percent (10%) of the Common Stock of the Company is subject to the short-swing profit recovery provisions of Section 16(b) of the 1934 Act. Generally, Section 16(b) provides that the Company may recover any profit realized by any of these persons resulting from any purchase and sale (or sale and purchase) of the Common Stock of the Company if the transactions occur within a period of less than six (6) months of one another.

                        TAX EFFECTS OF PLAN PARTICIPATION

     The following summary is intended only as a general discussion and should not be relied upon by an optionee to determine the tax consequences of the grant or exercise of any option or the sale of shares acquired after exercise. The federal tax consequences of stock options are complex and subject to change. In addition, an optionee's particular situation may be such that some variation of the general rule is applicable. PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS BEFORE EXERCISING OPTIONS OR SELLING SHARES ACQUIRED BY EXERCISING OPTIONS.

NONSTATUTORY STOCK OPTIONS

     An optionee who is granted a nonstatutory option in connection with the performance of services generally realizes no ordinary income at the time of grant. In most cases, the optionee will realize compensation income and consequently be subject to federal income tax at the time the optionee exercises the option with a cash payment. The optionee must include as ordinary income the excess, if any, of the fair market value of the stock received over the exercise price.

     For purposes of determining whether any gain realized upon subsequent sale of the stock will be treated as long-term or short-term capital gain, the holding period will not begin to run until the date on which the optionee realizes income attributable to the exercise of the option. As the amounts included in income are deemed to be supplementary compensation, the Company must withhold tax with respect to this income, and will forfeit its deduction if it does not withhold.

     The basis for determining gain or loss on the sale of stock received through the exercise of a nonstatutory option is the amount paid for the stock plus the amount included in income on the exercise of the option.

     Where payment of the option price at exercise is made in whole or in part through the delivery of shares of stock already owned by the optionee ("Owned Shares"), further tax considerations apply. Gain or loss will not be recognized for tax purposes upon disposition of Owned Shares delivered in payment of the option price. A number of shares received on exercise equal to the number delivered ("Exchange Shares") will have the same basis and holding period as the Owned Shares. Whether the Internal Revenue Service will allow such nontaxable treatment where the nonstatutory option is exercised with Owned Shares which were acquired pursuant to the exercise of an incentive stock option is uncertain. The fair market value of the remaining shares received on exercise ("Additional Shares") is compensation for services and ordinarily is includable in the gross income of the optionee in the year of exercise. The holding period for determining capital gain or loss for such Additional Shares generally begins the day after the exercise date.

INCENTIVE STOCK OPTIONS

     An optionee who is granted an incentive stock option realizes no ordinary income either at the time of the grant or at the time of exercise of the option, provided that the optionee is an employee of the Company or its Affiliates at the time of the grant of the option and is in the employ of the Company or its Affiliates for at least three (3) months prior to the time of exercise of the option. An optionee will recognize income at the time of sale of the stock acquired by means of the exercise of an incentive stock option based upon the spread between the option price and the amount realized upon the sale of stock.

     In order to qualify for capital gains treatment upon disposition of stock following exercise of an incentive stock option, the optionee may not dispose of the stock for at least two (2) years from the date the option was granted and must hold the stock itself for at least one year after the exercise of the option. If these holding periods are not met it is considered to be a "disqualifying disposition" and the optionee must pay tax at the ordinary income based upon the spread between the option price and the fair market value of the stock at the time of exercise in the year of the disqualifying disposition.

     Where payment of the option price at exercise is made in whole or in part through Owned Shares, further tax considerations apply. Gain or loss will not be recognized for tax purposes upon disposition of Owned Shares delivered in payment of the option price. Exchange Shares will have the same basis and holding period as the Owned Shares. The fair market value of the Additional Shares is compensation for services and ordinarily is includable in the gross income of the optionee in the year of exercise. The holding period for determining capital gain or loss for such Additional Shares generally begins the day after the exercise date.

                             ASSIGNMENT OF INTEREST

     No option is transferable by the optionee otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

              REGISTRATION INFORMATION AND ANNUAL PLAN INFORMATION

     Upon the written or oral request of anyone to whom this Prospectus is delivered, the Company will provide without charge a copy of its latest annual report to shareholders (which includes audited consolidated financial statements) and any and all of the information that has been incorporated by reference into the Registration Statement filed with the Securities and Exchange Commission, of which this Prospectus is part, under the 1933 Act, as amended, with respect to the Common Stock offered hereby (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates).

     Additional updating information with respect to the securities covered in this Prospectus may be provided in the future by means of appendices which the Company will deliver or cause to be delivered to each employee, director or officer who participates in or is selected to participate in the Plan. When updated information is so furnished, documents previously delivered to participants may not be redelivered, but upon the oral or written request of any participant, the Company will provide without charge to any participant a copy of all documents that then constitute the Plan Prospectus.

     Upon the written or oral request of any participant in the Plan to whom this Prospectus is delivered, the Company will provide without charge a copy of any of the following materials: (i) the Bank's or Company's latest Annual Report to Shareholders, as applicable; (ii) the Bank's or Company's latest Annual Report on Form 10-K, as applicable; (iii) the latest prospectus filed by the Company pursuant to Rule 424(b) under the 1933 Act that contains audited financial statements for the Bank's or Company's latest fiscal year for which such statements have been filed; or (iv) any effective Exchange Act registration statement on Form 10 containing audited financial statements for the Bank's or Company's latest fiscal year.

     The Company will deliver or cause to be delivered to all Plan participants who do not otherwise receive such material or who orally or in writing request such material, copies of all reports, proxy statements and other communications distributed to the shareholders of the Company generally.

     All such requests should be directed to the Company at its offices at 740 Front Street, Suite 240, Santa Cruz, California 95060, Attention: Sandra Anderson, Corporate Secretary. Telephone: (408) 458-4500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents are incorporated herein by reference. In addition, all documents subsequently filed by the Company pursuant to Sections 13, 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

     1.1 Coast Bancorp Registration Statement on Form 10, filed with the Securities and Exchange Commission on October 1, 1996, pursuant to
          Section 12(g) of the Exchange Act.

     1.2  Coast Bancorp Form 10-K for the fiscal year ended December 31, 1996.

     1.3  Coast Bancorp Form 8-K dated February 10, 1997.


Item 4.  Description of Securities.

     The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Insert any provisions of Articles or Bylaws regarding indemnification.

     The Company shall indemnify its "Agents," as defined in Section 317 of the California Corporations Code, to the full extent permitted by Section 317, as amended from time to time, or as permitted by any successor statute to Section 317, and by the Company's Articles of Incorporation.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4. Coast Bancorp 1995 Amended and Restated Stock Option Plan and form of Nonstatutory and Incentive Stock Option Agreements.

     5. Opinion of Leland, Parachini, Steinberg, Matzger & Melnick L.L.P. as to the validity of securities being registered.

     15.  Not applicable.

     23.1 Consent of Leland, Parachini, Steinberg, Matzger & Melnick L.L.P. is contained in that firm's opinion as Exhibit 5 to this Registration Statement.

     23.2 Consent of Deloitte & Touche L.L.P., independent public accountants for Coast Bancorp.

     24.  Power of Attorney.

     99.  Not applicable.

Item 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on April 24, 1997.

                                   COAST BANCORP



                                   By: s/Harvey J. Nickelson
                                       -------------------------------------
                                          Harvey J. Nickelson
                                          President and Chief
                                          Executive Officer

                                POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Harvey J. Nickelson and Bruce H. Kendall and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including pre- and/or post-effective amendments to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


s/ Bruce H. Kendall                                  April 23           , 1997
------------------------------                       --------------------
BRUCE H. KENDALL
Senior Vice President and Chief
Financial Officer (Principal
Financial and Accounting
Officer)


s/ Richard E. Alderson                               April 23           , 1997
------------------------------                       --------------------
RICHARD E. ALDERSON
Director


                                                                         , 1997
------------------------------                       --------------------

DOUGLAS D. AUSTIN
Director

                                                                         , 1997
------------------------------                       --------------------
JOHN C. BURROUGHS
Director


/s/ Bud W. Cummings                                   April 23           , 1997
------------------------------                       --------------------
BUD W. CUMMINGS
Director



/s/ Ronald M. Israel                                  April 23           , 1997
------------------------------                       --------------------
RONALD M. ISRAEL
Director

/s/ Malcolm D. Moore                                  April 23           , 1997
------------------------------                       --------------------
MALCOLM D. MOORE
Director


/s/ Harvey J. Nickelson                               April 23           , 1997
------------------------------                       --------------------
HARVEY J. NICKELSON
President, Chief Executive Officer
and Director


/s/ Gus J. F. Norton                                  April 23           , 1997
------------------------------                       --------------------
GUS J. F. NORTON
Director


/s/ James C. Thompson                                 April 23           , 1997
------------------------------                       --------------------
JAMES C. THOMPSON
Director

                                    EXHIBITS

                                  EXHIBIT INDEX


EXHIBIT NO.                                  EXHIBIT

4. Coast Bancorp 1995 Amended and Restated Stock Option Plan and form of Nonstatutory and
                                             Incentive Stock Option
                                             Agreements.

5. Opinion of Leland, Parachini, Steinberg, Matzger & Melnick L.L.P. as to the validity of securities being registered.

23.1 Consent of Leland, Parachini, Steinberg, Matzger & Melnick L.L.P. is contained in that firm's opinion as Exhibit 5 to this Registration Statement.

23.2 Consent of Deloitte & Touche L.L.P., independent public accountants for Coast Bancorp

25.                                          Power of Attorney is contained
                                             in the Signatures pages.



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